Exhibit 21.1

List of Subsidiaries of the Company (1)

AccuMED Corporation (Delaware)	Lear Corporation Engineering Hungary Kft. (Hungary)
AccuMED Holdings Corporation (Delaware)	Lear Corporation Engineering II GmbH (Germany)
Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Engineering Italy S.r.l. (Italy)
Arada Systems Private Limited (India)	Lear Corporation Engineering Morocco S.a.r.l. (Morocco)
Autotech Fund II, L.P. (Delaware) (7.2%)	Lear Corporation Engineering Poland Sp. z.o.o. (Poland)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Engineering Spain S.L. (Spain)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Engineering Switzerland GmbH (Switzerland)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (69%)	Lear Corporation France SAS (France)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Gothenburg AB (Sweden)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation GmbH (Germany)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Holdings Spain S.L. (Spain)
Cordelia Autoparts Sweden AB (Sweden)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Ingenierie, S.A.S. (France)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Italia S.r.l. (Italy)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Japan K.K. (Japan)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Jarny, S.A.S. (France)
Eagle Ottawa China Ltd. (China)	Lear Corporation Loire, S.A.S. (France)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Magnesio, S.L. (Spain)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation Martorell, S.L. (Spain)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa Warrington Ltd. (United Kingdom)	Lear Corporation Poland II Sp. z.o.o. (Poland)
EXO Technologies Ltd. (Israel)	Lear Corporation Pontevedra, S.L. (Spain)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Romania S.r.L. (Romania)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation S.r.L. (Moldova)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation Seating France Feignies SAS (France)
Guilford Europe Limited (United Kingdom)	Lear Corporation Seating France SAS (France)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Guilford Mills Europe Limited (United Kingdom)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Guilford Mills Limited (United Kingdom)	Lear Corporation Spain Alava, S.L. (Spain)
HB Polymer Company, LLC (Delaware) (10%)	Lear Corporation UK Holdings Limited (United Kingdom)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Corporation UK Interior Systems Limited (United Kingdom)
IMA Electrical Systems de Mexico, S de R.L. de C.V. (Mexico) (49%)	Lear Corporation Valenca, Lda. (Portugal)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Industrias Lear de Argentina SrL (Argentina)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Insys - Interior Systems SA (Argentina) (5%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear East European Operations S.a.r.l. (Luxembourg)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)

Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear European Holding S.L. (Spain)
Lear (China) Holding Limited (China)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear Global Operations S.a.r.l. (Luxembourg)
Lear Automotive (EEDS) Tunisia Sarl (Tunisia)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear India Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear India Engineering, LLP (India)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear International Operations (Luxembourg)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Korea Engineering, LLC (Delaware)
Lear Automotive India Private Limited (India)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Morocco SAS (Morocco)	Lear Morocco Engineering, LLC (Delaware)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Canada (Canada)	Lear UK Acquisition Limited (United Kingdom)
Lear Canada Holding S.a.r.l. (Luxembourg)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Canada Investments ULC (Canada)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear China Engineering, LLC (Delaware)	MSeat Inc. (Korea) (.186%)
Lear Corporation (Mauritius) Limited (Mauritius)	OOO Lear (Russia)
Lear Corporation (Nottingham) Limited (United Kingdom)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Shanghai) Limited (China)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (SSD) Limited (United Kingdom)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation (UK) Limited (United Kingdom)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation (Vietnam) Limited (Vietnam)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Ara, S.L. (Spain)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation Ardasa, S.L. (Spain)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)
Lear Corporation Asientos S.L. (Spain)	Silk Medical Aesthetics, Inc. (Delaware) (3.56%)
Lear Corporation Belgium CVA (Belgium)	Silk Inc. (Delaware) (5.51%)
Lear Corporation Beteiligungs GmbH (Germany)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation Canada ULC (Canada)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation China Ltd. (Mauritius)	Tempronics, Inc. (Delaware) (9.8%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	The Nanosteel Company, Inc. (Delaware) (3.46%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation EEDS and Interiors (Delaware)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)

Lear Corporation Engineering Belgium B.V.B.A. (Belgium)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Engineering GmbH (Germany)

(1)	All subsidiaries are wholly owned unless otherwise indicated.